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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors of Household International, Inc.

We consent to the use of our report dated August 27, 2002 with respect to the consolidated balance sheets of Household International, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in preferred stock and common stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference, which report appears in the Annual Report on Form 10-K/A of Household International, Inc.


                                                        /s/   KPMG LLP
                                                        ------------------------
                                                              KPMG LLP

Chicago, Illinois
October 24, 2002